 EXHIBIT 10.2

AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT

This Amendment Number Five to Credit Agreement (“Amendment”) is entered into as of July 1, 2009, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and TELTRONICS, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

A.   Borrower, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of May 31, 2007 (as amended and modified, from time to time, the “Agreement”).

B.   Borrower has requested that Agent and Lenders make certain amendments to the Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:

1.   DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.   AMENDMENT.  Clause (i) of the definition of “Eligible Accounts” set forth in Schedule 1.1 to the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

(i)  Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed (i) (1) solely during the period commencing on July 1, 2009 and ending on September 30, 2009 (the “Modified Advance Period”), 75% of all Eligible Accounts, with respect to Accounts owed by the New York City Board of Education and its Affiliates (collectively, “NYBOE”), and (2) at any time other than the Modified Advance Period, 55% of all Eligible Accounts, with respect to Accounts owed by NYBOE, (ii) (1) solely during the Modified Advance Period, 10% of all Eligible Accounts, with respect to Accounts owed by the New York City Department of Corrections and its Affiliates (collectively, “NYDOC”), and (2) at any time other than the Modified Advance Period, 30% of all Eligible Accounts, with respect to Accounts owed NYDOC, (iii) (1) solely during the Modified Advance Period, 15% of all Eligible Accounts, with respect to Accounts owed by the Federal Bureau of Prisons and its Affiliates (collectively, “FBOP”), and (2) at any time other than the Modified Advance Period, 30% of all Eligible Accounts, with respect to Accounts owed by FBOP, but in no event shall the aggregate amount of all Eligible Accounts owed by NYBOE, NYDOC or FBOP (x) solely during the Modified Advance Period, exceed 85% of all Eligible Accounts, and (y) at any time other than the Modified Advance Period, exceed 75% of all Eligible Accounts, (iv) 20% of all Eligible Accounts, with respect to Accounts owed by Neilsen Media Research, and (v) 10% of all Eligible Accounts in all other cases (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates), in each such case to the extent of the obligations owing by such Account Debtor in excess of such percentages; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

3.   INTENTIONALLY OMITTED.

4.   INTENTIONALLY OMITTED.

5.   REPRESENTATIONS AND WARRANTIES.  Borrower hereby affirms to Agent and Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6.   NO DEFAULTS.  Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.

7.   CONDITIONS PRECEDENT.  The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of a fully executed copy of this Amendment from each party hereto, in form and substance satisfactory to Agent.

8.   REAFFIRMATION.  Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in Section 5.2(d) of the Security Agreement.

9.   COSTS AND EXPENSES.  Borrower shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10.     LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

11.  GENERAL RELEASE.  IN CONSIDERATION OF AGENT AND LENDERS AGREEING TO ENTER INTO THIS AMENDMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, BORROWER HEREBY RELEASES AND DISCHARGES AGENT AND LENDERS, THEIR AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, AND ASSIGNS, FROM ANY AND ALL CLAIMS, LIABILITIES, RIGHTS AND OBLIGATIONS, OF ANY NATURE WHATSOEVER, WHETHER SOUNDING IN TORT OR CONTRACT, ARISING PRIOR TO THE DATE HEREOF RELATING TO THE OBLIGATIONS, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS RELEASE SHALL BE EFFECTIVE NOTWITHSTANDING, AND BORROWER HEREBY WAIVES ANY AND ALL RIGHTS ARISING UNDER OR WITH RESPECT TO, CALIFORNIA CIVIL CODE SECTION 1542 (OR ANY NEW YORK LAW EQUIVALENT) WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

12.  COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

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BN 3923676v2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TELTRONICS, INC., a Delaware corporation

By:	/s/ Angela L. Marvin
Name:	Angela L. Marvin
Title:	CFO

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and Lender

By:	/s/ Tiffany Ormon
Name:	Tiffany Ormon
Title:	Vice President

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Amendment Number Five